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                                                                   EXHIBIT 10.14

                          LINE OF CREDIT LOAN AGREEMENT

      This Agreement's date is September 30, 2003. Its parties are N.P. PREMIUM FINANCE COMPANY, a Michigan corporation, 28819 Franklin Road, Southfield, MI 48034 ("Borrower") and NORTH POINTE INSURANCE COMPANY, a Michigan insurance corporation, 28819 Franklin Road, Southfield, MI 48034 ("Lender").

                                   BACKGROUND

      Borrower is seeking line of credit financing for its insurance premium finance business. Lender, an insurance company, is Borrower's sister corporation. Lender has agreed to provide this financing for the Borrower solely for the financing of insurance premiums paid to Lender. This agreement's terms are stated below.

                                      TERMS

      1. THE INDEBTEDNESS

            1.1 INITIAL LENDING. So long as Borrower is not in default under this or any other agreement between Borrower on the one hand and Lender or any of its affiliates on the other, Lender will lend to Borrower, sums not to exceed $1,500,000 in aggregate principal amount at any one time outstanding, from this Agreement's effective date until it is terminated. This lending will be used solely to finance premiums paid to Lender. This lending-borrowing relationship will be evidenced by a Promissory Note ("Line of Credit Note") given by Borrower to Lender with the same date as this Agreement.

            1.2 TERMINATION. This Agreement may be terminated at any time, for any reason, by a written notice from Lender to Borrower.

            1.3 INTEREST AND MATURITY. The Note will be due UPON DEMAND. The outstanding principal balance, while not in default, will bear interest at a rate equal to the so-called "prime rate of interest" published in the Wall Street Journal, and adjusted monthly. Interest will be billed and collected monthly.

            1.4 DEFAULT RATE. During any period(s) of default under this Loan Agreement, interest shall accrue on the balance owing under the Note at a rate equal to four (4) points above the so-called "prime rate of interest" published in the Wall Street Journal and adjusted quarterly. In no event will the interest charged under the Note exceed the legal maximum rate.

            1.5 DRAWING ON THE LINE OF CREDIT. To receive an advance under the Note, Borrower will deliver to Lender a written request for a draw. Lender will respond to the request for the draw by transferring the amount of money needed for the advance into a bank account designated by Borrower.


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            1.6 PREPAYMENT. Borrower may prepay the Note in whole or in part without prejudice to Borrower to reborrow under the terms of this Article 1.

            1.7 REPAYMENT. Borrower will make monthly interest payments on the Note by check to Lender by the 15th of the month for interest earned the prior month.

      2. DOCUMENTS FURNISHED TO LENDER. Borrower will furnish Lender, upon Lender's request from time to time, in form to be satisfactory to Lender (i) certified copies of resolutions of Borrower's Board of Directors evidencing approval of any of this transaction as a whole or any particular borrowing, (ii) certified copies of Borrower's Articles of Incorporation and Bylaws, (iii) a certificate of good standing from Borrower's state of incorporation and/or from each jurisdiction in which it is required to be qualified to do business, or
(iv) evidence that Borrower's premium finance license in the state of Michigan is fully effective.

      3. REPRESENTATIONS AND WARRANTIES.

            Borrower makes the representations and warranties below knowing that Lender is relying on them in entering into this Agreement. They will be deemed to be continuing representations and warranties during this Agreement's term.

            3.1 ORGANIZATION, STANDING AND POWER. Borrower is a corporation duly organized and existing in good standing under the laws of the State of Michigan. Borrower is in good standing in each jurisdiction in which it is required to be qualified to do business. Execution, delivery and performance of this Agreement and other documents and instruments required under this Agreement, and the issuance of the Note by Borrower are within its corporate powers. These actions have been authorized, do not contravene law or the terms of Borrower's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency or authority. This Agreement and all related documents including the Note, when issued and delivered, will be valid and binding in accordance with their terms.

            3.2 EXECUTION, DELIVERY AND PERFORMANCE. Borrower's execution, delivery and performance of this Agreement and all related documents including the Note does not contravene the unwaived terms of any indenture, agreement or undertaking binding Borrower.

            3.3 PENDING OR THREATENED LITIGATION. No litigation or other legal or administrative proceeding is pending, or to the knowledge of Borrower's officers, is threatened against Borrower, the outcome of which could materially impair the Borrower's financial condition or the ability of Borrower to carry on its business.


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            3.4 ERISA COMPLIANCE. Borrower does not maintain or contribute to any Pension Plan subject to Title IV of the "Employee Retirement Income Security Act of 1974" ("ERISA").

            3.5 TAX RETURNS. All of Borrower's required tax returns and tax reports have been filed or extensions obtained, and all taxes, assessments and other governmental charges or levies (other than those presently payable without penalty and those currently being contested in good faith for which adequate reserves have been established) upon Borrower (or any of its properties) which are due and payable have been paid. The charges, accruals and reserves on the books of Borrower in respect of the Federal income tax for all periods are adequate in the opinion of Borrower.

            3.6 NO SUBSIDIARIES. Borrower has no subsidiaries.

            3.7 COMPLIANCE WITH LAWS. Borrower is in compliance with all applicable laws, ordinances and regulations. Borrower has all approvals, authorizations, consents, licenses, orders and other permits of all governmental agencies and authorities, whether federal, state or local, required to permit the operation of its business as presently conducted, except such approvals, authorizations, consents, licenses, orders and other permits with respect to which the failure to have can be cured without having an adverse effect on the operation of such business. In particular, all of Borrower's insurance agent, insurance agency, and/or premium finance licenses necessary for it to conduct its business are fully effective.

            3.8 NO MATERIAL OMISSION. No representation or warranty by Borrower in this Agreement, nor any statement or certificate (including financial statements) furnished or to be furnished to Lender pursuant to this Agreement or will contain any untrue statement of any fact or omits or will omit to state a fact necessary to make such representation, warranty, statement or certificate not misleading.

      4. AFFIRMATIVE COVENANTS.

            Borrower will do all of the following so long as Lender may make any advance, and so long as any indebtedness remains outstanding, under this Agreement.

            4.1 DOCUMENTS. Borrower will furnish Lender upon its request.

            (a) Borrower's financial statements, including a balance sheet as at the end of such year and the related statements of income and cash flows for such year, reviewed by independent certified public accountants satisfactory to Lender, and monthly internally prepared balance sheet and income and cash flow statements.

            (b) Promptly, and in form to be satisfactory to Lender, such other information as Lender may reasonably request from time to time.


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            4.2 DEBTS. Borrower will pay and discharge all taxes, and
contractual obligations calling for the payment of money, before they and all other debts become overdue, unless and to the extent only that such a payment is being contested in good faith.

            4.3 INSURANCE. Borrower will maintain insurance coverage on its physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature, including errors and omissions coverage. If Borrower acquires additional property, or incurs additional risks of any nature, it will increase this insurance coverage in such manner and to such extent as prudent business judgment and present practice would dictate.

            4.4 RIGHT TO INSPECT. Borrower will permit Lender, and its attorneys, accountants and representatives, to examine Borrower's books, accounts, records, ledgers and assets, at all reasonable times upon Lender's oral or written request.

            4.5 DEFAULT. Borrower will promptly notify Lender of any condition or event which constitutes, or with the running of time and/or the giving of notice would constitute, an event of default under this Agreement, and promptly inform Lender of the existence or occurrence of any condition or event which could have a material adverse effect upon Borrower's financial condition.

            4.6 COMPLIANCE WITH LAWS. Borrower will maintain in full force and effect all franchises, permits, licenses or other authorizations which are material to the business's operation, and comply with their terms, and the applicable laws, rules, regulations and orders of regulatory agencies or authorities having jurisdiction over its business. In particular, all of Borrower's insurance agent, insurance agency, and/or premium finance licenses necessary for it to conduct its business will remain fully effective during this Agreement's term.

      5. NEGATIVE COVENANTS.

            Borrower will not do any of the following while Lender may make any advance, or while any indebtedness remains outstanding, under this Agreement.

            5.1 NO CHANGE IN CAPITAL STRUCTURE. Borrower will not purchase, acquire, issue or redeem any of its capital stock or make any material change in its capital structure or general business objects or purpose.

            5.2 NO MERGER OR ASSET SALE. Borrower will not enter into any merger, share exchange or consolidation or sell, lease, transfer, or dispose of all, substantially all, or any material part of its assets, except in the ordinary course of its business.

            5.3 NO ADDITIONAL BORROWING. Borrower will not become or remain obligated for any indebtedness for borrowed money, except (a) indebtedness to Lender, and
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            (b) current unsecured trade, utility or non-extraordinary accounts payable arising in the ordinary course of Borrower's business.

      6. EVENTS OF DEFAULT

            6.1 EVENTS OF DEFAULT. The occurrence of any of the following will constitute the occurrence of an "Event of Default" under this Agreement.

            (a) non-payment of any installment of the principal or interest on the Note when due in accordance with its terms, or upon non-payment of any other outstanding indebtedness of Borrower to Lender under this Agreement or under any other instrument or evidence of indebtedness when due in accordance with its terms;

            (b) default in the observance or performance of any of this Agreement's terms;

            (c) any representation or warranty made by Borrower or in any instrument submitted pursuant to this Agreement proves untrue in any material respect;

            (d) default in the observance or performance of any of the conditions, covenants or agreements of the terms of any other document entered into by Borrower in connection with this Agreement;

            (e) default in the payment of any other obligation of Borrower for borrowed money, or in the observance or performance of any conditions, covenants or agreements related or given with respect to any such borrowings;

            (f) judgment for the payment of money in excess of $25,000 in the aggregate is rendered against Borrower, which remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise from the date of its entry throughout the notice period described in Section 6.2 below; and

            (g) any change for any reason in Borrower's management, ownership or control that in Lender's reasonable judgment will adversely affect future prospects for the successful operation of Borrower or its performance of this Agreement.

            6.2 OPPORTUNITY TO CURE. When an Event of Default occurs, Lender will notify the Borrower of the default in writing ("Lender's Notice"). Borrower will have 10 days from the date of Lender's Notice to cure any monetary default and 15 days from the date of Lender's Notice to cure any non-monetary default. If Borrower fails to cure within these time periods, Lender may exercise the remedies described below.

            6.3 REMEDIES UPON DEFAULT. Upon the occurrence of an uncured Event of Default, Lender may then, or at any time thereafter, give notice to Borrower declaring all outstanding indebtedness under this Agreement and under the Note to be due and payable,

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without further notice and demand. In that event, Lender may exercise any remedies available to it under this Agreement or applicable law. In particular as to remedies, and notwithstanding anything in this Agreement to the contrary, Lender may concurrently with sending the Lender's Notice stop making any advances under the Line of Credit Note.

            6.4 BANKRUPTCY. If a creditors committee is appointed for Borrower's business or if Borrower makes a general assignment for the benefit of creditors, is adjudicated bankrupt, files a voluntary petition or it's the subject of an involuntary petition in bankruptcy or to effect a plan or arrangement with creditors; or files an answer to a creditor's petition or other petition filed against it, admitting its material allegations for an adjudication in bankruptcy or for reorganization; or applies for or permits the appointment of a receiver, or trustee or custodian for any of its property or assets; or such a receiver, trustee or custodian is appointed for any of its property or assets and their receiver, trustee or custodian is not discharged within sixty (60) days after the date of appointment; or if an order is entered and not dismissed or stayed within sixty (60) days from its entry, approving any petition for reorganization of Borrower, then the Note and its indebtedness will automatically become immediately due and payable, and Lender will make no further advances under the Note.

      7. MISCELLANEOUS

            7.1 NOTICES. Notices and other communications required or permitted under this Agreement must be in writing. They will be deemed given (a) when personally delivered or sent by facsimile transmission or (b) on the business day following the day the notice or communication is sent by the US Mail postage pre-paid or nationally recognized courier to a party at the address above.

            7.2 CONTINUITY AND WAIVER. No amendment to, or waiver of any provision of, this Agreement will be valid unless it is in writing and signed by the parties.

            7.3 INVALID PROVISION. The invalidity or unenforceability of any particular provision of this Agreement will not affect the other provisions of this Agreement. In such a case, this Agreement will be construed as if the invalid or unenforceable provision was omitted.

            7.4 BINDING EFFECT. The parties intend that this Agreement both bind and benefit them, and their respective successors and assigns.

            7.5 ENTIRE AGREEMENT. This Agreement, its Exhibits and the all related documents signed pursuant to this Agreement, together constitute the parties' entire agreement. It supersedes any prior discussions, agreements and understandings relating to the subject matter of this Agreement.



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            7.6 REMEDIES CUMULATIVE. The rights, remedies and benefits provided by this Agreement are cumulative and not exclusive of any other rights, remedies and benefits allowed by law. A party's failure or delay to exercise any right will not waive that right, nor will the single or partial exercise of any right preclude any other exercise of that or any other right. The waiver of one breach of, or default under, this Agreement is not a waiver of any other breach or default.

            7.7 GOVERNING LAW. Michigan law governs this Agreement.

            7.8 FEES AND EXPENSES. Each party will bear its own costs relating to this transaction.

            7.9 SURVIVAL. This Agreement's covenants, representations and warranties shall survive its execution.

            7.10 FURTHER ASSURANCES. After Closing, the parties will sign documents or do any other act reasonably requested by another party, as may be appropriate, necessary or required to carry out this Agreement's transactions.

            7.11 NO THIRD PARTY BENEFICIARY. The parties do not confer any benefits on any person who does not sign this Agreement.

            7.12 SECTION HEADINGS. This section headings are included solely for convenience and will not be used to interpret or enforce this Agreement.

            7.13 INTERPRETATION. The parties have all contributed to drafting this Agreement. There will be no presumption favoring or burdening any party based upon the identity of the drafting party.

                                        "Borrower"

                                        N.P. PREMIUM FINANCE COMPANY,
                                        a Michigan corporation

                                        By: /s/ John H. Berry
                                            ------------------------------------
                                            John H. Berry
                                            General Manager/Treasurer

                                        "Lender"

                                        NORTH POINTE INSURANCE COMPANY, a
                                        Michigan insurance corporation

                                        By: /s/ B. Matthew Petcoff
                                            ------------------------------------
                                            B. Matthew Petcoff
                                            President

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